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                                                                    EXHIBIT 16.1



                           Michael Johnson & Co., LLC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099



August 12, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N. W.
Washington, DC 20549

Dear Sir/Madame:


We served as the independent accountant for Family Home Health Services, Inc, formerly known as Myocash, Inc. (the "Company'), through November 11, 2004. On March 14,2005, our appointment as independent accountant was terminated. We have read the Company's statement included in Item 4.01 of its Current Report on Form 8-K/A filed on March 30, 2005. We agree with the Company's statements made therein insofar as they relate to our firm, except the audited fiscal year ended October 31, 2004 and the name of our company is Michael Johnson & Co., LLC.

Very truly yours,


/s/ Michael Johnson & Co., LLC

Michael Johnson & Co., LLC
Denver, Colorado